UNITED STATES

SECURITIES AND EXCHANGE COMMISSION

Washington, D.C. 20549

FORM 8-K

CURRENT REPORT

Pursuant to Section 13 or 15(d) of the Securities Exchange Act of 1934

Date of Report (Date of earliest event reported): May 17, 2007

VIRAGEN, INC.

(Exact name of registrant as specified in its charter)

Delaware	001-15823	59-2101668
(State or other jurisdiction of incorporation)	(Commission File Number)	(IRS Employer Identification No.)

865 SW 78th Avenue, Suite 100, Plantation, Florida	33324
(Address of principal executive offices)	(Zip Code)

Registrant’s telephone number, including area code: (954) 233-8746

Not applicable

(Former name or former address, if changed since last report)

Check the appropriate box below if the Form 8-K filing is intended to simultaneously satisfy the filing obligation of the registrant under any of the following provisions:

☐	Written communications pursuant to Rule 425 under the Securities Act (17 CFR 230.425)

☐	Soliciting material pursuant to Rule 14a-12 under the Exchange Act (17 CFR 240.14a-12)

☐	Pre-commencement communications pursuant to Rule 14d-2(b) under the Exchange Act (17 CFR 240.14d-2(b))

☐	Pre-commencement communications pursuant to Rule 13e-4(c) under the Exchange Act (17 CFR 240.13e-4(c))

Item 3.01.	Notice of Delisting or Failure to Satisfy a Continued Listing Rule or Standard; Transfer of Listing

On May 17, 2007 Viragen, Inc. received a notice from the Staff of the American Stock Exchange (Amex) indicating that Viragen no longer complies with the Amex’s continued listing standards and, accordingly, the Amex intends to file an application with the Securities and Exchange Commission to strike Viragen’s common stock, units and warrants from listing and registration on the Amex.

The Staff notice provides that delisting proceedings will be commenced because:

•

Viragen had stockholders’ equity of less than $4 million and net loses in three of its four most recent fiscal years, and stockholders’ equity of less than $6 million and net loses in its five most recent fiscal years, as a result of which Viragen is not in compliance with Sections 1003(a)(ii) and 1003(a)(iii) of the Amex Company Guide;

•

Viragen has sustained losses which are so substantial in relation to its overall operations or its existing financial resources, or its financial condition has become so impaired, that, in the Amex’s opinion, it is questionable whether Viragen can continue operations and/or meet its obligations as they mature, as a result of which Viragen is not in compliance with Section 1003(a)(iv) of the Amex Company Guide; and

•

Viragen has failed to effect a reverse split of its common stock notwithstanding that its common stock has been selling at a low price per share for a substantial period of time, as a result of which Viragen is not in compliance with Section 1003(f)(v) of the Amex Company Guide.

Since September 2005, Viragen’s securities have been listed on Amex pursuant to a temporary exception that required the Company to demonstrate compliance with Amex’s listing criteria on or before March 20, 2007. The Amex Staff notice includes a determination that Viragen failed to regain compliance with the Amex continued listing standards by the end of the exception period or as of the date of its determination letter.

Viragen is evaluating whether to appeal the Amex Staff determination by requesting a hearing before an Amex Listing Qualifications Panel. Viragen has until May 24, 2007 to request a hearing and pay the requisite hearing fee and the Company’s outstanding Amex listing fees. The filing of a hearing request will operate to stay delisting of the Company’s securities pending the hearing panel’s determination. Even if a hearing is requested, there is no assurance that the Amex hearing panel will permit the Company’s securities to remain listed on the Amex.

This report contains forward-looking statements that can be identified by such terminology such as “believes,” “expects,” “potential,” “plans,” “suggests,” “may,” “should,” “could,” “intends,” or similar expressions. Such forward-looking statements involve known and unknown risks, uncertainties and other factors that may cause the actual results to be materially different from any future results, performance or achievements expressed or implied by such statements. In particular, management’s expectations regarding future research, development and/or commercial results could be affected by, among other things, uncertainties relating to clinical trials and product development; availability of future financing; unexpected regulatory delays or government regulation generally; the success of third-party marketing efforts; our ability to retain third-party distributors; our ability to obtain or maintain patent and other proprietary intellectual property protection; and competition in general. Forward-looking statements speak only as to the date they are made. The Company does not undertake to update forward-looking statements to reflect circumstances or events that occur after the date the forward-looking statements are made.

On May 18, 2007, Viragen issued a press release announcing the matters discussed above. A copy of that press release is furnished as Exhibit 99.1 to this Current Report on Form 8-K.

Item 9.01	Financial Statements and Exhibits

(d)	Exhibits.

99.1	Press release dated May 18, 2007

SIGNATURES

Pursuant to the requirements of the Securities Exchange Act of 1934, the Registrant has duly caused this report to be signed on its behalf by the undersigned hereunto duly authorized.

VIRAGEN, INC.

Date: May 18, 2007	By:	/s/ Dennis W. Healey
Dennis W. Healey
Executive Vice President and Principal Financial Officer

INDEX TO EXHIBITS

Exhibit Number	Description
99.1	Press release dated May 18, 2007